UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2008

STAR RESORTS DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52449
(Commission File Number)

98-0521492
(IRS Employer Identification No.)

701 Brickell Ave. #1550, Miami, FL 33131
(Address of principal executive offices and Zip Code)

305-728-5254
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2008, we approved an advisor agreement with Francisco Suárez to provide services to our company in connection with current investments and investment possibilities for our company. The agreement is for a period of one year with an automatic renewal for up to three years. Consideration for the investment services is the issuance of 50,000 shares of common stock to the advisor, plus an additional 50,000 shares per year up to 150,000 shares.

Item 3.02	Unregistered Sales of Equity Securities

On July 28, 2008 we issued 50,000 shares of common stock to Francisco Suárez pursuant to an advisor agreement.

We issued 50,000 shares to one non-US person pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Advisor Agreement dated June 1, 2008 with Francisco Suárez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR RESORTS DEVELOPMENT INC.

By: /s/ James Pierce

James Pierce
Chief Financial Officer

Date: July 28, 2008